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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the registration statements of The Titan Corporation (File Numbers 33-4041, 33-9570, 33-12119, 33-15680,
33-37827, 33-56762, 33-65123, 33-83402, 333-07413, 333-10919, 333-10965,
333-30947, 333-57651, 333-66149, 333-47633, 333-66147, 333-67341, 333-68621,
333-09133 and 333-90139, as amended, as applicable), of our report dated
May 28, 1999 (except Note 9, as to which the date is September 22, 1999), with respect to the financial statements of Assist Cornerstone Technologies, Inc. for the year ended December 31, 1998, included in the Form 8-K/A of The Titan Corporation dated January 18, 2000. It should be noted that we have not audited any financial statements of Assist Cornerstone Technologies, Inc. subsequent to December 31, 1998 or performed any audit procedures subsequent to the date of our report.

                                          /s/ Ernst & Young LLP

Salt Lake City, Utah
January 13, 2000